SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2010

           Tasty Baking Company
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

                                       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Bank Agreement

On December 31, 2010 (the “Effective Date”), Tasty Baking Company (the “Company”) and its subsidiaries entered into a Waiver Agreement and Sixth Amendment (“Amendment”) to its Credit Agreement dated as of September 6, 2007, as amended (the “Bank Agreement”), among the Company and its subsidiaries, as “Borrowers;” Citizens Bank of Pennsylvania (“Citizens”), as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender (collectively, the “Banks”).  The Bank Agreement provides for a 5 year, $100.0 million secured credit facility (“Bank Credit Facility”), consisting of a $55.0 million fixed asset line of credit, a $35.0 million working capital revolver (“Working Capital Line of Credit”) and a $10.0 million low-interest job bank loan from Citizens in partnership with the Commonwealth of Pennsylvania (“Job Bank Loan”).  The Bank Credit Facility is secured by a blanket lien on the assets of the Borrowers.  The Company has previously disclosed the terms and conditions of the Bank Agreement in its filings with the Securities and Exchange Commission, as updated by this Amendment as described below in this Form 8-K.  As of the Effective Date, the outstanding principal amount under the Bank Credit Facility was approximately $81.5 million, which excludes $10.2 million reserved under letter of credit arrangements.

The Amendment provides that (i) the Borrowers are not required to make payments of principal due on January 1, 2011 until on or before 2 p.m. on January 14, 2011, and (ii) the $1 million reduction in the Bank’s commitment under the Working Capital Line of Credit shall now occur on January 14, 2011 instead of December 31, 2010.  In addition, the Banks also agreed to waive any Events of Default that could have otherwise occurred absent the Amendment and as a result of the Borrowers not expecting to be in compliance with certain financial covenants under the Bank Agreement as of December 25, 2010.  However, if the Borrowers are not in compliance with any of these amended terms or the financial covenants on or after January 15, 2011, or by 2 p.m. on January 14, 2011 with regard to the payment of principal, then an Event of Default would occur under the Bank Agreement without the need for further notice and without an opportunity to cure.  The Amendment also amends the definition of "Event of Default" to now include, among other things, (i) a breach by any Borrower of any of the terms of the Amendment, (ii) a material adverse deviation in the Borrowers’ financial performance from the estimated performance set forth in the Borrowers’ rolling thirteen-week cash flow forecast to be provided to the Banks on a weekly basis, or (iii) the Landlords, PIDC or MELF (each as described below) seeking to exercise any remedies against any Borrower.  The Bank Agreement also contains customary events of default, including a cross-default to other loans such as the Loan Agreements (as defined below).  Subject to the waivers described above, upon the occurrence and during the continuance of any Event of Default, Citizens may declare the outstanding loans and all other obligations under the Bank Agreement immediately due and payable.

The Amendment also prohibits the Borrowers from making any payments to the Landlords, PIDC or MELF through January 31, 2011, except for the payment of Operating Expenses to the Landlords under the terms of the Lease Agreements (as defined below).  In addition, the Amendment also provides that the applicable interest rates under the Bank Agreement shall increase from and after the Effective Date to now accrue interest at (i) 7.5% per annum for the Job Bank Loan, (ii) 4.75% per annum for letters of credit, and (iii) the Prime Rate (as defined in the Bank Agreement) plus 2.0% per annum for all other amounts borrowed under the Bank Credit Facility.

PIDC and MELF

In connection with and as a condition of entering into the Amendment, letter agreements were executed in favor of the Company by PIDC and MELF (as applicable) as of the Effective Date with regard to the Company’s (i) Credit Agreement (the “PIDC Agreement”) dated as of September 6, 2007, as amended, among the Company, as Borrower, its subsidiaries, as Guarantors, and PIDC Local Development Corporation (“PIDC”), as Lender; and (ii) Loan Agreements with the Machinery and Equipment Loan Fund (“MELF”) of the Department of Community and Economic Development of the Commonwealth of Pennsylvania (the “MELF Agreements,” and together with the PIDC Agreement, the “Loan Agreements”), one of which is dated as of September 6, 2007 and the other of which is dated September 9, 2008, both as amended.  The PIDC Agreement relates to a 10 year, $12.0 million line of credit from PIDC that is secured by a junior lien on the assets of the Company and its subsidiaries.   As of the Effective Date, the outstanding principal amount of this PIDC line of credit was $12.0 million.  The MELF Agreements relate to two 10 year, $5.0 million Machinery and Equipment Loan Fund loans ($10.0 million in the aggregate) that are secured by a second lien on certain of the Company’s equipment. The Company has previously disclosed the terms and conditions of the Loan Agreements in its filings with the Securities and Exchange Commission, as updated by the letter agreements as described below in this Form 8-K.

The letter agreement with PIDC provides for a waiver of any payments required under the PIDC Agreement (including principal, interest or fees) on or before January 31, 2011, which payments shall not be paid until after January 31, 2011.  Accordingly, any failure to make payments on or before January 31, 2011 shall not constitute a Default or an Event of Default under the PIDC Agreement.  This letter agreement also provides that PIDC will not exercise its remedies under the PIDC Agreement against the Company on or before January 31, 2011 if a Default or an Event of Default arises under the PIDC Agreement after the Effective Date; provided, however, any such Default shall constitute an Event of Default under the PIDC Agreement without the need for further notice to the Company or any other person.

The letter agreement with MELF provides for a waiver of any payments required under the MELF Agreement (including principal, interest or fees) on or before January 31, 2011, which payments shall not be paid until after January 31, 2011.  This letter agreement also waives any Event of Default under the MELF Agreement that may occur (including a failure to pay) up to and including January 31, 2011; provided, however, to the extent any Event of Default continues to exist after January 31, 2011 it shall constitute an Event of Default under the MELF Agreement without the need for further notice to the Company or any other person.

The Loan Agreements also contain customary events of default, including a cross-default to other loans such as the Bank Agreement.  Upon the occurrence and during the continuance of any Event of Default, PIDC or MELF (as applicable) may declare the outstanding loan and all other obligations under the applicable Loan Agreement immediately due and payable.

Lease Agreements

In connection with and as a condition of entering into the Amendment, letter agreements were executed in favor of the Company by the Landlords (as applicable) as of the Effective Date with regard to the Company’s (i)(1) Industrial Lease Agreement and (2) the Improvements Agreement, each with L/S 26th Street South, LP (assignee from Liberty Property/Synterra Limited Partnership) (“Bakery Landlord”), dated May 8, 2007, as amended (collectively, the “Bakery Lease”), and (ii) Lease Agreement with L/S Three Crescent Drive, LP (“Office Landlord, and together with the Bakery Landlord, the “Landlords”), dated June 15, 2007 (“Office Lease,” and together with the Bakery Lease, the “Lease Agreements”).

The Bakery Lease relates to the Company’s improvement and lease of a 345,500 square foot building on approximately 25 acres of land at the Philadelphia Navy Yard that houses the Company’s new bakery and a warehouse and distribution center.  The Office Lease is for the Company’s headquarters at the Philadelphia Navy Yard.  The Company has previously disclosed the terms and conditions of the Lease Agreements in its filings with the Securities and Exchange Commission, as updated by these letter agreements as described below in this Form 8-K.

The letter agreements provide for a waiver of any payments required under the Lease Agreements (including monthly rent, taxes and fees under the Lease Agreements and obligations to repay amounts for change orders relating to tenant fit-out work under the Bakery Lease) on or before January 31, 2011, which payments shall not be paid until after January 31, 2011, except for any payments of Operating Expenses under the Lease Agreements which shall continue to be due. The letter agreements also waive any Event of Default under the Lease Agreements that may occur (including a failure to pay) up to and including January 31, 2011; provided, however, to the extent any Event of Default continues to exist after January 31, 2011 it shall constitute an Event of Default under the Lease Agreements without the need for further notice to the Company or any other person.  The waiver of payments shall not apply on or after January 15, 2011 if the Company makes payments of principal to the Banks under the Bank Agreement, and the restrictions on declaring an Event of Default under the Lease Agreements shall not apply on or after January 15, 2011 if the Banks exercise any remedies against the Company under the Bank Agreement.

Item 2.02  Results of Operations and Financial Condition

On January 5, 2011, the Company issued a press release announcing financial developments surrounding the cost savings at its new bakery within the Philadelphia Navy Yard.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 2.03  Creation of a Direct Financial Obligation

On December 31, 2010, the Company entered into the Amendment and letter agreements described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 8.01  Other Events.

On January 5, 2011, the Company issued a press release announcing certain financial developments and that it initiated the review of various possible financial and strategic actions.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

       (d)           The following exhibits are furnished herewith:

                       Exhibit 99.1                  Press Release dated January 5, 2011

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the risks of business interruption and an adverse impact on financial results while optimizing production at the new facility; the risk of an inability to achieve anticipated cost savings associated with the new Navy Yard Bakery; the risks associated with the uncertainty regarding the adequacy of capital resources, including liquidity, and limited access to additional financing; the risks of work stoppages associated with the collective bargaining process; the costs and availability of capital to fund operations; the success of marketing and sales strategies and new product development; the ability to enter new markets successfully; the price of raw materials; and general economic and business conditions.  Other risks and uncertainties that may materially affect the Company are provided in the Company’s annual report to shareholders and the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that the Banks, PIDC or MELF will make additional loans to the Company or agree to further amendments or waivers to the Bank Agreement and Loan Agreements, or that the anticipated operating cash savings from the Company’s transition to the new manufacturing facility will be realized.  The Company assumes no obligation to update publicly or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: January 5, 2011	/s/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief Financial Officer